(d)(17)(i)
                    Amendment No.1 to Stockholders Agreement

        AMENDMENT NO. 1, dated as of July ___, 2001, (this "Amendment"), to the Stockholders Agreement dated as of December 5, 2000 (the "Stockholders Agreement"), by and among Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ( the "Company"), Union Espanola de Explosivos S.A., a Spanish S.A. ("UEE"), and each of the Persons (as defined therein) listed on Schedule I attached thereto and each of their Permitted Transferees (as defined therein) (the "Management Stockholders"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Stockholders Agreement.

                                        W I T N E S S E T H :
                                        ---------------------

         WHEREAS, the Parties desire to exercise their right pursuant to Section
6.2 of the Stockholders Agreement to amend the Stockholders Agreement as set forth below;

         WHEREAS, the Manager Stockholders have remained well informed of the financial condition of Mining Services International Corporation ("MSI"), a Utah corporation, and the developments in the transaction between UEE and MSI and have been furnished with a copy of the amendments to the Asset Purchase Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Stockholders Agreement. Section 1.1 of the Stockholders Agreement is hereby amended by amending and restating the definition of "Supermajority Shareholder Approval" contained therein to read as follows:

     "Supermajority Shareholder Approval" shall mean the affirmative approval of Company Shares representing at least ninety percent (90%) of the outstanding Company Shares provided, that following the delivery of the Deferred Shares to the Management Stockholders, such approval shall require eighty-six percent (86%) of all the outstanding Total Shares."

2.   Amendment to Section 3.1 of the Stockholders Agreement.  Section 3.1 of the
     ------------------------------------------------------
     Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

     "3.1 Composition of the Board of Directors. Upon consummation of the Asset Purchase Agreement, the initial authorized number of directors on the Board of Directors of the Company shall be ten members, two of whom shall be designated by the Management Stockholders and eight of whom shall be designated by UEE. However, the Management Stockholders will only be entitled to designate one board member and the size of the Board shall be reduced to nine when either: (i) the Management Stockholders in the aggregate own less than 10% of the Total Shares provided that the Company has not issued any additional equity securities, or (ii) the Management Stockholders in the aggregate own less than 7% of the Total Shares in the event that the Company has issued additional equity securities in an amount equal to or greater than 33% of the Total Shares outstanding as of the Closing Date. There shall be a Chairman of the Board, a Vice-Chairman of the Board and a Secretary of the Board each of whom shall be selected for a 1-year period, with UEE designating the Chairman and Secretary and the Management Stockholders designating the Vice-Chairman. The Board of Directors shall be responsible for the monitoring of the business and operations of the Company and its Subsidiaries and the approval of certain actions as listed in Section 3.5. Each Stockholder agrees to vote its Company Shares, and instruct its designees on the Board of Directors to comply with the provisions of this Stockholders Agreement."

3. Amendment to Section 6.3(b) of the Stockholders Agreement. Subsection (b) of Section 6.3 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) All the provisions of this Agreement other than Articles I, IV and VI will terminate immediately upon the earlier of: (i) the Management Stockholders in the aggregate owning less than 7.5% of the Total Shares provided that the Company has not issued any additional equity securities, or (ii) the Management Stockholders in the aggregate owning less than 6% of the Total Shares in the event that the Company has issued additional equity securities in an amount equal to or greater than 25% of the Total Shares outstanding as of the Closing Date."

4.       Miscellaneous.
         --------------

a.       Ratification of Stockholders Agreement.  Except as specifically
         --------------------------------------
         provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Stockholders Agreement.

b. Effect on Stockholders Agreement. The amendments to the Stockholders Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Stockholders Agreement. The Stockholders Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Stockholders Agreement shall be deemed to mean the Stockholders Agreement as amended by this Amendment.

c. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED UNDER THE DOMESTIC LAWS OF THE KINGDOM OF SPAIN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE KINGDOM OF SPAIN OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE KINGDOM OF SPAIN

d.       Headings.  The section headings in this Amendment are intended solely
         ---------
         for convenience and shall be given no effect in the construction and interpretation hereof.

e        Counterparts.  This Amendment may be executed in one or more
         -------------
         counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                     [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Stockholder Agreement as of the date first written above.


                                               UNION ESPANOLA DE EXPLOSIVOS S.A.


                                               By: __________________________
                                      Name:
                                     Title:


                                               MANAGEMENT STOCKHOLDERS:



                                               --------------------------
                                               Name: Richard M. Clayton



                                               --------------------------
                                               Name: Douglas W. Later



                                               --------------------------
                                               Name: Duane W. Moss



                                               --------------------------
                                               Name: Wade Newman



                                               --------------------------
                                               Name: David P. Reddick




                                               ---------------------------
                                               Name: John P. O'Brien



                                               ---------------------------
                                               Name: Mitchell Green



                                               UNION ESPANOLA DE EXPLOSIVOS-MSI
                                               INTERNATIONAL, S.A.



                                               By: __________________________
                                                   Name:
                                                   Title: